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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)          July 23, 2004
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                          Crowley Maritime Corporation
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             (Exact name of registrant as specified in its charter)




  Delaware                             000-49717                 94-3148464
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(State or other jurisdiction         (Commission File           (IRS Employer
    of incorporation)                   Number)              Identification No.)


155 Grand Avenue, Oakland, California                           94612
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(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code        (510) 251-7500
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                                  Inapplicable
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          (Former name or former address if changed since last report)






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Item 9.           Regulation FD Disclosure.

            The following information is being furnished pursuant to Item 9 of Form 8-K and Regulation FD:

         The registrant's wholly owned subsidiary, Crowley Marine Services, a Delaware corporation ("CMS"), has entered into a definitive agreement (the "Purchase Agreement"), dated as of July 9, 2004 and effective from and after July 20, 2004, to purchase from Northland Fuel LLC, a Delaware limited liability company ("Northland"), and Yukon Fuel Company, an Alaska corporation ("YFC"), a marine and land-based refined petroleum products distribution business conducted by Northland and YFC in Western Alaska (the "Business"). Pursuant to the Purchase Agreement, CMS also agreed to purchase from: (a) Northland Vessel Leasing Company, LLC, a Delaware limited liability company ("NVLC"), certain barges and other vessels used in the Business; and (b) Yutana Barge Lines, LLC, a Delaware limited liability company ("Yutana"), certain assets used in the Business. The aggregate purchase price payable at closing by CMS pursuant to the Purchase Agreement and the agreement between CMS and Yutana is $52.2 million plus an amount equal to net working capital (including fuel inventory) determined in accordance with the Purchase Agreement, which amount currently is estimated to be $26.0 million. Closing this transaction is subject to several customary conditions, including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the absence of any material adverse change or effect, delivery of certain title policies and title insurance, and the issuance to CMS of a specified environmental insurance policy. In addition, closing is conditioned upon the Consent Decree (as defined below) becoming final (which will not occur earlier than 60 days after its filing with the Court (as defined below)) and the Court's approval of the Consent Decree. The registrant has guaranteed the full payment and performance by CMS of its obligations under the Purchase Agreement.

         On July 13, 2004, the registrant and CMS, together with Northland, YFC, NVLC and Yutana (collectively, the "Sellers"), entered into a Consent Decree with the State of Alaska (the "Consent Decree"), which settles a lawsuit filed on July 20, 2004, by the Alaska Attorney General against the registrant, CMS and the Sellers in the Superior Court for the State of Alaska, Second Judicial District at Nome (the "Court"). The Consent Decree was filed with the Court on July 20, 2004. The Alaska Attorney General alleges in the lawsuit that the transactions contemplated by the Purchase Agreement violate the antitrust laws of the State of Alaska and the United States. Pursuant to the Consent Decree, the registrant agreed, among other things, to: (a) provide approximately 4,000,000 gallons of tank farm storage capacity located in Bethel, Alaska to Delta Western, Inc. ("DW") for up to 10 years (with options to extend); (b) sell certain tugs, barges and related assets to DW to enable DW to distribute petroleum products on the coastal areas and river systems in Alaska; and (c) grant options to DW to acquire and/or lease certain real property located in Bethel, Alaska. In addition, the Consent Decree contains provisions that restrict the ability of the registrant and CMS to: (a) acquire any of the assets it divests pursuant to the Consent Decree; and (b) dispose of the tank farms it operates in Bethel, Alaska.

         On November 20, 2003, a lawsuit was filed in the Court against the registrant, CMS, YFC and Northland by the Alaska Village Electric Cooperative, Inc., the INN Electric

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Cooperative, Inc., the Kotzebue Electric Cooperative, Inc., the Naknek Electric
Cooperative,  Inc.,  City of Nome,  d/b/a Nome Joint  Utility  System,  Nushagak
Electric & Telephone Cooperative, Inc., and the Unalakleet Valley Electric Cooperative, Inc. The complaint in this litigation alleges violations or threatened violations by defendants of Alaska's antitrust and unfair trade practices statutes in connection with a possible acquisition of YFC's diesel fuel distribution business in rural Western Alaska by the registrant and CMS. Plaintiffs in this litigation are seeking declaratory and injunctive relief which would prevent completion of any such transaction. On March 16, 2004, the Court stayed this lawsuit until the Alaska Attorney General has completed or terminated its investigation of such possible transaction. The registrant believes that the lawsuit is without merit and continues to oppose this action.

         The foregoing disclosure contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to meaningful risks and uncertainties, including the material factors that are disclosed from time to time in the registrant's public filings with the United States Securities and Exchange Commission, such as its reports on Forms 8-K, 10-Q and 10-K . These statements are based on current expectations and assumptions which management believes are reasonable and on information currently available to management. All such forward-looking statements are current only as of the date on which such statements were made. The registrant does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.





                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         CROWLEY MARITIME CORPORATION



                                         By: /s/ Richard L. Swinton
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                                                 Richard L. Swinton, Vice
                                                 President, Tax & Audit

Dated:  July 23, 2004

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